Transocean Ltd. Investor Relations and Corporate Communications

News Release
Analyst Contacts:	Thad Vayda
+1 713-232-7551

Diane Vento
+1 713-232-8015

Media Contact:	Pam Easton	FOR RELEASE:	May 15, 2015
+1 713-232-7647

SHAREHOLDERS APPROVE DIVIDEND OF $0.60 PER SHARE AND ALL OTHER PROPOSALS AT 2015 ANNUAL GENERAL MEETING

ZUG, SWITZERLAND-May 15, 2015-Transocean Ltd. (NYSE: RIG) (SIX: RIGN) announced that the company’s shareholders approved at the 2015 Annual General Meeting a U.S. dollar-denominated dividend of $0.60 per share, or approximately $218 million in the aggregate (based upon the number of currently outstanding shares), out of additional paid-in capital. The Board expects that the dividend will be payable in four quarterly installments set for June 2015, September 2015, December 2015, and March 2016.

In addition, shareholders elected all director and compensation committee nominees, and elected Merrill A. "Pete" Miller, Jr. as Chairman of the Board of Directors.

Shareholders also approved a number of other items at the meeting, including:

•	The advisory say-on-pay vote on the compensation of the company's Named Executive Officers for fiscal year 2014, pursuant to U.S. securities laws;

•
The binding say-on-pay vote on the maximum aggregate amount of compensation of (i) the Board for the period between the 2015 AGM and the 2016 AGM, and (ii) the company's executive management team for fiscal year 2016, pursuant to Swiss law and the company's articles of association; and

•	The discharge of the members of the Board and executive management team from liability for activities during fiscal year 2014.

The Board of Directors thanks shareholders for participating in this process and for their support of its proposals.

Forward-Looking Statements
The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements contain words such as "possible," "intend," "will," "if," "expect" or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the timing of dividend payments, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas, the intention to scrap certain drilling rigs and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2014, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of, 65 mobile offshore drilling units consisting of 41 high-specification floaters (ultra-deepwater, deepwater and harsh environment drilling rigs), 14 midwater floaters and 10 high-specification jackups. In addition, the company has seven ultra-deepwater drillships and five high-specification jackups under construction.

For more information about Transocean, please visit: www.deepwater.com.